UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 6, 2024
Date of Report (date of earliest event reported)

Ekso Bionics Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Glacier Point, Suite A San Rafael California		94901
(Address of Principal Executive Offices)		(Zip Code)

(510) 984-1761
Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EKSO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Explanatory Note

On June 10, 2024, Ekso Bionics Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial 8-K”) with the U.S. Securities and Exchange Commission to report the voting results on the matters submitted to a vote of the Company’s stockholders at the Company’s 2024 Annual Meeting of Stockholders held on June 6, 2024 (the “Annual Meeting”). This Amendment No. 1 to the Initial 8-K is being filed in order to disclose the Company’s decision on how frequently it will include a stockholder proposal in its proxy materials regarding the compensation of the Company’s named executive officers in light of the stockholder vote on frequency of future advisory vote on executive compensation at the Annual Meeting. No other changes are being made to the Initial 8-K.

Item 5.07.         Submission of Matters to a Vote of Security Holders.

On July 25, 2024, the board of directors the Company (the “Board”) determined that the Company will hold a stockholder future advisory vote on compensation of the Company’s named executive officers annually. This frequency is consistent with the Board’s recommendation in the proxy statement relating to Annual Meeting and with the voting results at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.
By:	/s/ Jerome Wong
Name:	Jerome Wong
Title:	Chief Financial Officer

Dated: July 26, 2024